Exhibit 99.1

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Third Quarter
2009 Revenue and Record Earnings per Share
ATLANTA — October 20, 2009 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported record third quarter 2009 non-GAAP adjusted diluted earnings per share of $0.43 compared to $0.34 in the 2008 third quarter, and record GAAP diluted earnings per share of $0.50 compared to earnings of $0.18 in the prior year third quarter. The Company posted total third quarter revenue of $65.3 million, which was down 21% from overall revenue posted in the third quarter of 2008.
Manhattan Associates President and CEO Pete Sinisgalli commented, “A more stable macro-economic environment enabled some companies to commit capital to important supply chain improvements. As a result, we closed three deals of more than $1 million in recognized license fees in the third quarter. This improvement in license revenue, coupled with aggressive expense management, led to record earnings per share for the quarter.”
THIRD QUARTER 2009 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, was a record $0.43 in the third quarter of 2009, compared to $0.34 in the third quarter of 2008.

•	The Company reported record GAAP diluted earnings per share of $0.50, including the release of tax contingency reserves associated with expiring tax audit statutes for 2005, compared to $0.18 in the third quarter of 2008. Results for the third quarter of 2008 include the impact of asset write-downs and the release of tax contingency reserves associated with expiring tax audit statutes for 2004 and prior.

•	Consolidated revenue for the third quarter of 2009 was $65.3 million, compared to $82.7 million in the third quarter of 2008. License revenue was $11.4 million in the third quarter of 2009, compared to $13.8 million in the third quarter of 2008.

•	Adjusted operating income, a non-GAAP measure, was $13.2 million in the third quarter of 2009, compared to $10.6 million in the third quarter of 2008.
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•	GAAP operating income for the third quarter of 2009 was $11.1 million compared to $3.2 million in the third quarter of 2008. Third quarter 2008 results include $5.2 million in asset write-downs for a technology company investment and an auction-rate security investment.

•	Cash flow from operations was $15.4 million in the third quarter of 2009, compared to $18.4 million in the third quarter of 2008. Days Sales Outstanding were 59 days at September 30, 2009, compared to 61 days at June 30, 2009.

•	Cash and investments on-hand at September 30, 2009 was $106.0 million compared to $90.8 million at June 30, 2009.

•	The Company did not repurchase any shares during the third quarter of 2009. The Company has $15.0 million in remaining share repurchase authority.
NINE MONTH 2009 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, were $0.65 for the nine months ended September 30, 2009, compared to $1.12 for the nine months ended September 30, 2008.

•	GAAP diluted earnings per share for the nine months ended September 30, 2009 was $0.47, compared to $0.84 for the nine months ended September 30, 2008. Results for the first nine months of 2009 include pre-tax restructuring charges of $3.9 million, or $0.12 per share, and the release of tax contingency reserves associated with expiring tax audit statutes for 2005. Results for the first nine months of 2008 include pre-tax impairment charges of $5.2 million, or $0.21 per share, and the release of tax contingency reserves associated with expiring tax audit statutes for 2004 and prior.

•	Consolidated revenue for the nine months ended September 30, 2009 was $184.5 million compared to $261.6 million for the nine months ended September 30, 2008. License revenue was $20.4 million for the nine months ended September 30, 2009, compared to $51.5 million in the nine months ended September 30, 2008.

•	Adjusted operating income, a non-GAAP measure, was $21.2 million for the nine months ended September 30, 2009, compared to $37.1 million for the nine months ended September 30, 2008.

•	GAAP operating income was $11.3 million for the nine months ended September 30, 2009, which included a restructuring charge of $3.9 million, compared to $25.6 million for
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the nine months ended September 30, 2008, which included asset write-downs of $5.2 million.

•	For the nine months ended September 30, 2009, the Company repurchased approximately 1.3 million common shares at an average share price of $15.93, for a total investment of $20.0 million.
SALES ACHIEVEMENTS:
•	Closing three contracts of $1.0 million or more in recognized license revenue during the quarter.

•	Completing software license wins with new customers such as: Daqing Qingkelong Chain Commerce & Trade Co.; Farmacias de Similares; Freight Mark Sdn Bhd; Geba; Half Price Books; Hayneedle; Lerentang Medicine Group; Mirror Show Management, Inc.;Nalsani S.A.; Propak Development, Inc.; PT Multitrend Indo; and Yarrows Family Bakers.

•	Expanding partnerships with existing customers such as: American Clubs; American Textile Company, Inc.; BUT International SAS; CJSC Proconsim; Express Scripts, Inc.; Famous Footwear; Fruit of the Loom; Genco Distribution Systems, Inc.; Guess?, Inc; HoMedics; J. Knipper and Company, Inc.; Jefferson Smurfit Corporation; LeSaint Logistics; MAN; New Balance Athletic Shoe, Inc.; O’Reilly Automotive; Perfect 10 Satellite Distribution, Inc.; Performance Team Freight Systems; SamsonOpt; Shanghai TingTong Logistics; Southern Wine & Spirits of America, Inc.; SpeedFC, Inc.; Sturm Foods, Inc.; Sulyn Industries, Inc.; Thermwell Products Co., Inc.; United Natural Foods, Inc.; and Vie Cosmetics Group.
2009 GUIDANCE
During the second quarter of 2009, due to economic uncertainty and limited visibility, Manhattan Associates suspended its earnings guidance for the remainder of 2009. Previously published guidance for fiscal year 2009 should not be relied upon as reflecting management’s current expectations for full year results.
CONFERENCE CALL
The Company’s conference call regarding its third quarter financial results will be held at 4:30 p.m. Eastern Time on Tuesday, October 20, 2009. Investors are invited to listen to a live
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webcast of the conference call through the investor relations section of Manhattan Associates’ website. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 29905929 or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates’ fourth quarter 2009 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended September 30, 2009.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof; the recapture of previously recognized sales tax expense; stock option expense; asset impairment charges; and restructuring charges — all net of income tax effects and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.
The Company also has presented certain information excluding the effect between periods of changes in exchange rates between the U.S. dollar and the functional currencies of its foreign subsidiaries. Certain information regarding the effect of currency exchange rate fluctuation on results is included in note 5 to the supplemental information attached to this release.
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ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 19-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The Company’s supply chain innovations include: Manhattan SCOPE®, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the global economic downturn; disruptions in credit markets; delays in product development; competitive pressures; software errors; and additional risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenue:
Software license	$11,360	$13,802	$20,408	$51,479
Services	46,917	60,023	147,182	182,149
Hardware and other	7,017	8,911	16,938	27,922

Total revenue	65,294	82,736	184,528	261,550

Costs and Expenses:
Cost of license	1,162	1,528	3,621	4,313
Cost of services	19,697	29,376	64,173	90,512
Cost of hardware and other	5,846	7,036	14,144	22,619
Research and development	8,781	12,546	28,196	36,911
Sales and marketing	8,626	11,579	27,731	39,827
General and administrative	7,462	9,099	22,675	27,037
Depreciation and amortization	2,665	3,125	8,840	9,531
Asset impairment charges	—	5,205	—	5,205
Restructuring charge	—	—	3,892	—

Total costs and expenses	54,239	79,494	173,272	235,955

Operating income	11,055	3,242	11,256	25,595

Other income (expense), net	255	927	(382)	3,878

Income before income taxes	11,310	4,169	10,874	29,473
Income tax provision (benefit)	327	(140)	185	8,653

Net income	$10,983	$4,309	$10,689	$20,820

Basic earnings per share	$0.50	$0.18	$0.48	$0.86
Diluted earnings per share	$0.50	$0.18	$0.47	$0.84

Weighted average number of shares:
Basic	22,116	24,069	22,483	24,246
Diluted	22,175	24,568	22,529	24,736

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating income	$11,055	$3,242	$11,256	$25,595
Stock option expense (a)	1,369	1,399	3,779	4,075
Purchase amortization (b)	741	769	2,223	2,494
Restructuring charge (c)	—	—	3,892	—
Asset impairment charges (d)	—	5,205	—	5,205
Sales tax recoveries (e)	—	—	—	(234)

Adjusted operating income (Non-GAAP)	$13,165	$10,615	$21,150	$37,135

Income tax provision (benefit)	$327	$(140)	$185	$8,653
Stock option expense (a)	445	486	1,228	1,416
Purchase amortization (b)	240	267	722	867
Restructuring charge (c)	—	—	1,265	—
Asset impairment charges (d)	—	(94)	—	(94)
Sales tax recoveries (e)	—	—	—	(81)
Unusual tax adjustments (f)	2,770	2,651	2,770	2,651

Adjusted income tax provision (Non-GAAP)	$3,782	$3,170	$6,170	$13,412

Net income	$10,983	$4,309	$10,689	$20,820
Stock option expense (a)	924	913	2,551	2,659
Purchase amortization (b)	501	502	1,501	1,627
Restructuring charge (c)	—	—	2,627	—
Asset impairment charges (d)	—	5,299	—	5,299
Sales tax recoveries (e)	—	—	—	(153)
Unusual tax adjustments (f)	(2,770)	(2,651)	(2,770)	(2,651)

Adjusted net income (Non-GAAP)	$9,638	$8,372	$14,598	$27,601

Diluted EPS	$0.50	$0.18	$0.47	$0.84
Stock option expense (a)	0.04	0.04	0.11	0.11
Purchase amortization (b)	0.02	0.02	0.07	0.07
Restructuring charge (c)	—	—	0.12	—
Asset impairment charges (d)	—	0.22	—	0.21
Sales tax recoveries (e)	—	—	—	(0.01)
Unusual tax adjustments (f)	(0.12)	(0.11)	(0.12)	(0.11)

Adjusted diluted EPS (Non-GAAP)	$0.43	$0.34	$0.65	$1.12

Fully diluted shares	22,175	24,568	22,529	24,736

(a)	We are required to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and nine months ended September 30, 2009 and 2008:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cost of services	$155	$119	$476	$358
Research and development	208	199	679	591
Sales and marketing	389	435	794	1,281
General and administrative	617	646	1,830	1,845

Total stock option expense	$1,369	$1,399	$3,779	$4,075

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	During the quarter ended June 30, 2009, we committed to and initiated plans to reduce our workforce by approximately 140 positions to realign our capacity based on the revised revenue outlook for 2009. As a result of this initiative, we recorded a restructuring charge of approximately $3.8 million in the second quarter of 2009. The restructuring charge primarily consists of employee severance and outplacement services. We also recorded additional employee severance expense of $63,000 in the first quarter of 2009 related to the restructuring action taken in the fourth quarter of 2008. We do not believe that the restructuring charge is a common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

(d)	During the quarter ended September 30, 2008, we recorded an impairment charge of $1.7 million, writing down the remaining balance of a $2.0 million investment in a technology company we made in July 2003. We recorded the additional impairment due to a down round of financing in which our preferred share ownership was converted into common stock, eliminating our preference rights associated with liquidation, thereby substantially impairing our ability to recoup our investment. In addition, we recorded an impairment charge of $3.5 million on an investment in an auction rate security. We reduced the carrying value to zero due to credit downgrades of the underlying issuer and the bond insurer as well as increasing publicly reported exposure to bankruptcy risk by the issuer. We do not include these impairment charges in our assessment of our operating results. Due to the unusual nature of these items and consistent with our past treatment, we have excluded the effect of these impairments from adjusted non-GAAP results because they are not indicative of ongoing operating performance.

(e)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(f)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2005 and prior. Because we recorded the majority of the income tax reserves through retained earnings in conjunction with the adoption of ASC 740, Income Taxes, on January 1, 2007, the release of the reserves would overstate the current period net income derived from our core operations. For the quarter ended September 30, 2009, the reversal is partially offset by the establishment of $0.8 million in tax reserves associated with the treatment of currency gains under the Company’s transfer pricing policy with one of its foreign subsidiaries. For the quarter ended September 30, 2008, the reversal is partially offset by $0.6 million tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe. We do not include this tax in our assessment of our operating performance as it does not relate to our core operations. Thus, we have excluded these tax adjustments from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$103,222	$85,739
Accounts receivable, net of allowance of $4,996 and $5,566 in 2009 and 2008, respectively	41,823	63,896
Deferred income taxes	7,070	6,667
Prepaid expenses and other current assets	4,920	6,979

Total current assets	157,035	163,281

Property and equipment, net	16,899	21,721
Long-term investments	2,801	2,967
Acquisition-related intangible assets, net	4,214	6,438
Goodwill, net	62,283	62,276
Deferred income taxes	10,166	10,932
Other assets	2,346	2,606

Total assets	$255,744	$270,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,604	$8,480
Accrued compensation and benefits	11,311	17,429
Accrued and other liabilities	15,090	16,188
Deferred revenue	34,540	32,984
Income taxes payable	1,448	2,365

Total current liabilities	68,993	77,446

Other non-current liabilities	10,362	12,936

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2009 or 2008	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 22,512,594 and 23,581,109 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	225	234
Additional paid-in capital	2,312	—
Retained earnings	176,513	182,882
Accumulated other comprehensive loss	(2,661)	(3,277)

Total shareholders’ equity	176,389	179,839

Total liabilities and shareholders’ equity	$255,744	$270,221

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2009	2008
	(unaudited)
Operating activities:
Net income	$10,689	$20,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,840	9,531
Asset impairment charge	—	5,205
Stock compensation	6,312	6,616
Loss on disposal of equipment	125	41
Tax (deficiency) benefit of stock awards exercised/vested	(1,080)	181
Excess tax benefits from stock based compensation	(29)	(81)
Deferred income taxes	412	—
Unrealized foreign currency loss (gain)	585	(743)
Changes in operating assets and liabilities:
Accounts receivable, net	22,789	1,131
Other assets	2,422	266
Accounts payable, accrued and other liabilities	(9,959)	1,249
Income taxes	(3,081)	(752)
Deferred revenue	898	2,059

Net cash provided by operating activities	38,923	45,523

Investing activities:
Purchase of property and equipment	(1,726)	(6,818)
Net maturities of investments	88	21,558

Net cash (used in) provided by investing activities	(1,638)	14,740

Financing activities:
Purchase of common stock	(20,590)	(25,053)
Excess tax benefits from stock based compensation	29	81
Proceeds from issuance of common stock from options exercised	604	3,018

Net cash used in financing activities	(19,957)	(21,954)

Foreign currency impact on cash	155	(3,182)

Net change in cash and cash equivalents	17,483	35,127
Cash and cash equivalents at beginning of period	85,739	44,675

Cash and cash equivalents at end of period	$103,222	$79,802

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
GAAP Diluted EPS	$0.30	$0.37	$0.18	$0.08	$0.01	$(0.02)	$0.50	$0.84	$0.47
Adjustments to GAAP:
Stock option expense	0.03	0.04	0.04	0.04	0.04	0.03	$0.04	0.11	0.11
Purchase amortization	0.02	0.02	0.02	0.02	0.02	0.02	0.02	0.07	0.07
Restructuring charge	—	—	—	0.13	—	0.12	—	—	0.12
Asset impairment charge	—	—	0.22	—	—	—	—	0.21	—
Sales tax recoveries	(0.01)	—	—	—	—	—	—	(0.01)	—
Unusual tax adjustments	—	—	(0.11)	(0.02)	—	—	(0.12)	(0.11)	(0.12)

Adjusted Diluted EPS	$0.35	$0.42	$0.34	$0.26	$0.07	$0.14	$0.43	$1.12	$0.65

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Revenue:
Americas	$72,129	$73,551	$67,957	$63,609	$50,827	$47,372	$55,626	$213,637	$153,825
EMEA	12,028	11,961	10,083	8,726	7,030	7,818	6,527	34,072	21,375
APAC	4,167	4,978	4,696	3,316	2,968	3,219	3,141	13,841	9,328

	$88,324	$90,490	$82,736	$75,651	$60,825	$58,409	$65,294	$261,550	$184,528

GAAP Operating Income (Loss):
Americas	$7,065	$10,643	$1,618	$(477)	$260	$(407)	$10,736	$19,326	$10,589
EMEA	2,055	2,215	1,292	1,078	738	1,124	20	5,562	1,882
APAC	(31)	406	332	(233)	(371)	(1,143)	299	707	(1,215)

	$9,089	$13,264	$3,242	$368	$627	$(426)	$11,055	$25,595	$11,256

Adjustments (pre-tax):
Americas:
Stock option expense	$1,304	$1,372	$1,399	$1,383	$1,400	$1,010	$1,369	$4,075	$3,779
Purchase amortization	881	844	769	759	741	741	741	2,494	2,223
Restructuring charge	—	—	—	4,369	59	2,960	—	—	3,019
Asset impairment charge	—	—	5,205	—	—	—	—	5,205	—
Sales tax recoveries	(234)	—	—	—	—	—	—	(234)	—

	$1,951	$2,216	$7,373	$6,511	$2,200	$4,711	$2,110	$11,540	$9,021

EMEA:
Restructuring charge	—	—	—	204	—	20	—	—	20

	$—	$—	$—	$204	$—	$20	$—	$—	$20

APAC:
Restructuring charge	—	—	—	94	4	849	—	—	853

	$—	$—	$—	$94	$4	$849	$—	$—	$853

Total Adjustments	$1,951	$2,216	$7,373	$6,809	$2,204	$5,580	$2,110	$11,540	$9,894

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,016	$12,859	$8,991	$6,034	$2,460	$4,304	$12,846	$30,866	$19,610
EMEA	2,055	2,215	1,292	1,282	738	1,144	20	5,562	1,902
APAC	(31)	406	332	(139)	(367)	(294)	299	707	(362)

	$11,040	$15,480	$10,615	$7,177	$2,831	$5,154	$13,165	$37,135	$21,150

3	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Professional services	$41,718	$42,866	$40,693	$33,728	$32,345	$30,767	$27,158	$125,277	$90,270
Customer support and software enhancements	18,119	19,423	19,330	20,090	18,498	18,655	19,759	56,872	56,912

Total services revenue	$59,837	$62,289	$60,023	$53,818	$50,843	$49,422	$46,917	$182,149	$147,182

4.	Hardware and other revenue includes the following items (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Hardware revenue	$7,141	$5,428	$5,756	$4,916	$3,080	$2,992	$5,086	$18,325	$11,158
Billed travel	3,034	3,408	3,155	3,083	1,980	1,869	1,931	9,597	5,780

Total hardware and other revenue	$10,175	$8,836	$8,911	$7,999	$5,060	$4,861	$7,017	$27,922	$16,938

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Revenue	$1,131	$1,189	$132	$(2,209)	$(2,387)	$(1,996)	$(764)	$2,452	$(5,147)
Costs and expenses	1,601	911	(331)	(3,112)	(3,307)	(2,560)	(1,286)	2,181	(7,153)

Operating income	(470)	278	463	903	920	564	522	271	2,006
Foreign currency gains (losses) in other income	1,641	299	542	1,395	(366)	(506)	294	2,482	(578)

	$1,171	$577	$1,005	$2,298	$554	$58	$816	$2,753	$1,428

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Operating income	$(619)	$59	$540	1,248	$1,129	$800	$458	$(20)	$2,387
Foreign currency gains (losses) in other income	94	385	787	549	336	(367)	2	1,266	(29)

Total impact of changes in the Indian Rupee	$(525)	$444	$1,327	$1,797	$1,465	$433	$460	$1,246	$2,358

6.	Other income (expense) includes the following components (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Interest income	$663	$375	$394	$391	$137	$95	$71	$1,432	$303
Foreign currency gains (losses)	1,641	299	542	1,395	(366)	(506)	294	2,482	(578)
Other non-operating (expense) income	(3)	(24)	(9)	(119)	(4)	7	(110)	(36)	(107)

Total other income (expense)	$2,301	$650	$927	$1,667	$(233)	$(404)	$255	$3,878	$(382)

7.	Capital expenditures are as follows (in thousands):

	2008				2009			2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Capital expenditures	$2,716	$2,844	$1,258	$890	$873	$487	$366	$6,818	$1,726

8.	Stock Repurchase Activity

During 2009, we repurchased 1,256,106 shares of common stock totaling $20.0 million at an average price of $15.93. In 2008 for the full year, we repurchased approximately 1.7 million shares of common stock totaling $35.0 million at an average price of $20.52.
9.	Effective Tax Rate Reconciliation for GAAP and Adjusted Results (in thousands except tax rate and per share data):

	Three Months Ended September 30, 2009					Nine Months Ended September 30, 2009
	Income					Income
	before					before	Income
	income	Income tax			Effective	income	tax			Effective
	taxes	provision	Net income	Diluted EPS	Tax Rate	taxes	provision	Net income	Diluted EPS	Tax Rate
GAAP results before tax adjustments	$11,310	$3,676	$7,634	$0.34	32.50%	$10,874	$3,534	$7,340	$0.33	32.50%
Provision to return adjustments (a)	—	(579)	579	0.03		—	(579)	579	0.03
Unusual tax adjustments (b)	—	(2,770)	2,770	0.12		—	(2,770)	2,770	0.12

GAAP results- reported	$11,310	$327	$10,983	$0.50	2.89%	$10,874	$185	$10,689	$0.47	1.70%

Adjusted results	$13,420	$4,361	$9,059	$0.41	32.50%	$20,768	$6,749	$14,019	$0.62	32.50%
Provision to return adjustments (a)	—	(579)	579	0.03		—	(579)	579	0.03

Adjusted results- reported	$13,420	$3,782	$9,638	$0.43	28.18%	$20,768	$6,170	$14,598	$0.65	29.71%

(a)	Provision to return adjustments include the true-up of the 2008 tax provision to the 2008 tax return filed in the third quarter of 2009. The majority of the adjustments relate to research and development and job training tax credits.

(b)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2005 and prior. The reserve reversal is partially offset by the establishment of $0.8 million in tax reserves associated with the treatment of currency gains under the Company’s transfer pricing policy with one of its foreign subsidiaries.